                                                            PART II - EXHIBIT 15
August 14, 2003

Securities and Exchange Commission
450 5th Street, N.W.
Attention: Filing Desk, Stop 1-4
Washington, D.C.  20549-1004

Re: Fortune Brands, Inc.

                  We are aware that our report dated July 16, 2003 on our review of interim financial information of Fortune Brands, Inc. and Subsidiaries for the three-month and six-month periods ended June 30, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in (a) the Registration Statement on Form S-8 (Registration No. 333-87260) relating to the 2002 Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-103734) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-103736) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-103735) relating to the Future Brands LLC Retirement Savings Plan, and the prospectuses related thereto, and (b) the Registration Statements on Form S-3 (Registration Nos. 33-50832 and 333-76371) of Fortune Brands, Inc.

                                        Very truly yours,

                                        PricewaterhouseCoopers LLP

Chicago, IL 60606